UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2010

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided under Item 2.01 “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Darby Acquisition

On November 12, 2010, Ameris Bank (the “Bank”), the wholly-owned banking subsidiary of Ameris Bancorp (the “Company”), entered into a Purchase and Assumption Agreement (the “Darby Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), as Receiver of Darby Bank & Trust Co., Vidalia, Georgia (“Darby”), and the FDIC, acting in its corporate capacity, pursuant to which the Bank acquired certain assets, and assumed substantially all of the deposits and certain liabilities, of Darby (the “Darby Acquisition”).

Under the terms of the Darby Agreement, the Bank acquired approximately $637.6 million in assets, including approximately $393.5 million in loans, and also assumed approximately $443.4 million in liabilities, including approximately $388.0 million in customer deposits. The deposits were acquired with no premium, and the assets were acquired at a discount of $45.0 million. To settle the transaction, the Bank made a cash payment of $149.2 million to the FDIC, based on the differential between liabilities assumed and assets acquired, taking into account the asset discount.

In connection with the Darby Acquisition, the Bank entered into loss-sharing agreements with the FDIC that collectively cover approximately $21.4 million of single family residential mortgage loans, approximately $42.9 million of other real estate owned, approximately $197.7 million of commercial real estate loans and approximately $172.6 million of construction loans, other commercial loans and other commercial assets (collectively, “Darby Covered Assets”). Under these loss-sharing agreements, losses are divided into three tranches, as follows: (i) the first tranche begins with the first dollar of loss, covers residential and commercial losses up to $131.7 million and the Bank is reimbursed for 80% of the covered losses; (ii) the second tranche covers the next $193.1 million in residential and commercial losses and the Bank is reimbursed for 30% of the covered losses; and (iii) the third tranche covers any excess losses and the Bank is reimbursed for 80% of the losses. The Bank will reimburse the FDIC for recoveries with respect to losses for which the FDIC paid the Bank under these loss-sharing agreements. The loss-sharing agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and reimbursement by the Bank to the FDIC, in each case as described above, for ten years, while the loss-sharing agreement applicable to commercial loans and securities provides for FDIC loss sharing for five years and reimbursement by the Bank to the FDIC for eight years, in each case as described above.

The Bank also has agreed to pay to the FDIC, 45 days after November 30, 2020 (the “True-Up Measurement Date”), 50% of the excess, if any, of (i) 20% of the intrinsic loss estimate of $208 million less (ii) the sum of (A) 25% of the asset premium, plus (B) 20% of the cumulative shared-loss payments (defined as the aggregate of all loss-sharing payments made by the FDIC to the Bank under the Darby loss-sharing agreements minus the aggregate of all reimbursement payments made by the Bank to the FDIC under such agreements), plus (C) servicing amounts equal to 3.5% of total Darby Covered Assets at the inception of the related loss-sharing agreement.

The terms of the Darby Agreement provide for the FDIC to indemnify the Bank against certain claims, including, but not limited to, claims with respect to liabilities and assets of Darby or any of its affiliates not assumed or otherwise purchased by the Bank, with respect to claims made by shareholders of Darby and with respect to claims based on any action by Darby’s directors, officers and other employees.

The foregoing summary of the Darby Agreement, including the related loss-sharing agreements, is not complete and is qualified in its entirety by reference to the full text of the Darby Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated herein by reference.

Tifton Acquisition

Also on November 12, 2010, the Bank entered into a Purchase and Assumption Agreement (the “Tifton Agreement”) with the FDIC, as Receiver of Tifton Banking Company, Tifton, Georgia (“Tifton”), and the FDIC, acting in its corporate capacity, pursuant to which the Bank acquired certain assets, and assumed substantially all of the deposits and certain liabilities, of Tifton (the “Tifton Acquisition”).

Under the terms of the Tifton Agreement, the Bank acquired approximately $139.4 million in assets, including approximately $115.3 million in loans, and also assumed approximately $133.0 million in liabilities, including approximately $132.9 million in customer deposits. The deposits were acquired with no premium, and the assets were acquired at a discount of $4.0 million. To settle the transaction, the Bank made a cash payment of $5.6 million to the FDIC, based on the differential between liabilities assumed and assets acquired, taking into account the asset discount.

In connection with the Tifton Acquisition, the Bank entered into loss-sharing agreements with the FDIC that collectively cover approximately $13.0 million of single family residential mortgage loans, approximately $5.5 million of other real estate owned, approximately $46.0 million of commercial real estate loans and approximately $56.3 million of construction loans, other commercial loans and other commercial assets (collectively, “Tifton Covered Assets”). Under these loss-sharing agreements, the FDIC will reimburse the Bank for 80% of losses on Tifton Covered Assets, beginning with the first dollar of loss incurred. The Bank will reimburse the FDIC for recoveries with respect to losses for which the FDIC paid the Bank under these loss-sharing agreements. The loss-sharing agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and reimbursement by the Bank to the FDIC, in each case as described above, for ten years, while the loss-sharing agreement applicable to commercial loans and securities provides for FDIC loss sharing for five years and reimbursement by the Bank to the FDIC for eight years, in each case as described above.

The Bank also has agreed to pay to the FDIC, 45 days after the True-Up Measurement Date, 50% of the excess, if any, of (i) 20% of the intrinsic loss estimate of $45 million less (ii) the sum of (A) 25% of the asset premium, plus (B) 20% of the cumulative shared-loss payments (defined as the aggregate of all loss-sharing payments made by the FDIC to the Bank under the Tifton loss-sharing agreements minus the aggregate of all reimbursement payments made by the Bank to the FDIC under such agreements), plus (C) servicing amounts equal to 3.5% of total Tifton Covered Assets at the inception of the related loss-sharing agreement.

The terms of the Tifton Agreement provide for the FDIC to indemnify the Bank against certain claims, including, but not limited to, claims with respect to liabilities and assets of Tifton or any of its affiliates not assumed or otherwise purchased by the Bank, with respect to claims made by shareholders of Tifton and with respect to claims based on any action by Tifton’s directors, officers and other employees.

The foregoing summary of the Tifton Agreement, including the related loss-sharing agreements, is not complete and is qualified in its entirety by reference to the full text of the Tifton Agreement, which is attached as Exhibit 2.2 to this Current Report and incorporated herein by reference.

Item 8.01	Other Events.

On November 12, 2010, the Company issued a press release announcing the Darby Acquisition and the Tifton Acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this Item, such financial statements will be filed by amendment to this Current Report no later than January 28, 2011.

(b)	Pro Forma Financial Information.

To the extent that pro forma financial information is required by this Item, such pro forma financial information will be filed by amendment to this Current Report no later than January 28, 2011.

(d)	Exhibits.

2.1	Purchase and Assumption Agreement dated as of November 12, 2010 by and among the Federal Deposit Insurance Corporation, Receiver of Darby Bank & Trust Co., Vidalia, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

2.2	Purchase and Assumption Agreement dated as of November 12, 2010 by and among the Federal Deposit Insurance Corporation, Receiver of Tifton Banking Company, Tifton, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

99.1	Press release dated November 12, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer
(principal accounting and financial officer)

Dated: November 18, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Purchase and Assumption Agreement dated as of November 12, 2010 by and among the Federal Deposit Insurance Corporation, Receiver of Darby Bank & Trust Co., Vidalia, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

2.2	Purchase and Assumption Agreement dated as of November 12, 2010 by and among the Federal Deposit Insurance Corporation, Receiver of Tifton Banking Company, Tifton, Georgia, Ameris Bank and the Federal Deposit Insurance Corporation acting in its corporate capacity.

99.1	Press release dated November 12, 2010.